Exhibit 99.1

       Dell Delivers Strong Performance with Record Revenue and
                     Earnings for Fourth Quarter;
            Growth Driven by Enterprise Business and Sales
                 Outside the U.S., Both Up 21 Percent

    ROUND ROCK, Texas--(BUSINESS WIRE)--Feb. 16, 2006--Dell (NASDAQ:DELL) achieved record revenue of $15.2 billion and earnings of 43 cents per share driven by growth in enterprise products and services and sales outside the United States in the fiscal fourth-quarter 2006.
    Dell's enterprise business in the quarter -- including storage, servers, services and related software and peripherals -- increased worldwide by 21 percent year-over-year. Storage revenue was up 41 percent year-over-year. Dell's business outside the U.S. increased in the quarter by 21 percent year-over-year, reflecting Dell's success in growth areas of Europe and Asia Pacific.
    Dell's fourth quarter revenue of $15.2 billion was a 13 percent year-over-year increase. Earnings per share was 43 cents, a year-over-year increase of 65 percent and 16 percent on a Non-GAAP basis. Revenue and EPS exceeded expectations. Revenue was up due in part to a stronger than expected impact of the extra week of sales in the quarter. EPS reflected an adjustment to a lower tax rate for the year because of a larger mix of profits from outside the U.S.
    Revenue for the fiscal year was $56 billion, a 14 percent increase. EPS for the fiscal year was $1.46, a 24 percent increase. Non-GAAP EPS, which excludes certain charges and an income tax benefit that occurred during fiscal 2006 and an income tax charge in the fourth quarter of fiscal 2005, increased 21 percent to $1.56.


(in millions, except      Fourth Quarter             Full Year
 share data)           FY'06 FY'05(1) Change FY'06(1) FY'05(1) Change
                     ----------------------- ------------------------
 Revenue             $15,183  $13,457    13% $55,908  $49,205     14%

 GAAP Operating
  Income              $1,246   $1,187     5%  $4,347   $4,254      2%
 Non-GAAP Operating
  Income              $1,246   $1,187     5%  $4,789   $4,254     13%

 GAAP Net Income      $1,012     $667    52%  $3,572   $3,043     17%
 Non-GAAP Net Income  $1,012     $947     7%  $3,825   $3,323     15%

 GAAP EPS              $0.43    $0.26    65%   $1.46    $1.18     24%
 Non-GAAP EPS          $0.43    $0.37    16%   $1.56    $1.29     21%

(1) See footnotes on financial table: Itemized Reconciliation between Net Income on a GAAP and Non-GAAP Basis.

    "We drove a better balance across all price points of our products and greater operational efficiencies this quarter, and performed at the high level of execution we expect for ourselves," said Kevin Rollins, Dell's chief executive officer. "Our success in countries such as China and Germany shows the Dell direct business model is preferred by customers in all regions and provides us with a unique advantage and opportunity for continued growth."
    Cash flow from operations was $1.6 billion for the quarter and $4.8 billion for the fiscal year. Dell ended the quarter with $11.7 billion in cash and investments. During the quarter, Dell spent $2 billion to repurchase 66 million shares of common stock, reducing weighted average shares outstanding by 7 percent year-over-year. For the full year, Dell spent $7.2 billion to repurchase almost 205 million shares, which was more than four times the number of options that were granted during the year.
    The company expects first quarter fiscal year 2007 revenue of $14.2 to $14.6 billion and earnings per share of 39 cents to 41 cents, excluding an estimated three cents of stock compensation. Dell begins reporting earnings including stock compensation expense in the first quarter of fiscal 2007. The company plans to repurchase at least $1.2 billion in stock during the next quarter.

    Strong Growth in All Regions of the World

    Sales outside the U.S. were an all-time high of 43 percent of the company's overall revenue for the fourth quarter, up from 40 percent in the previous quarter. The company gained share in every region during the year.
    Asia Pacific and Japan (APJ) increased revenue in the quarter by 21 percent and units by 27 percent year-over-year. In China, units grew 28 percent year-on-year with strong profitability, demonstrating that the direct model can excel in all regions of the world. Dell has begun shipping product from its second manufacturing facility in Xiamen, China, to meet the growing demand in the region.
    Revenue in Europe, Middle East and Africa (EMEA) was up 18 percent year-over-year and Dell increased its share in 16 of 19 direct countries in the region. Shipments increased 25 percent year-over-year, led by an increase of 54 percent in mobility products.
    Sales in the Americas were up 10 percent year-over-year, with the countries outside the U.S. increasing revenue 33 percent year-over-year. Corporate revenue in the U.S., including small and medium businesses, was up 12 percent year-over-year as business customers continue to refresh and upgrade their IT infrastructures.

    Storage Growth Highlights Product and Service Performance

    Dell continued to hold the No. 1 worldwide share position. Dell shipped 37 million units in the year, a 19 percent increase over the previous year, and a record 10.2 million units in the fourth quarter, a 15 percent year-over-year increase.
    The transition to mobility products worldwide resulted in revenue increases of 22 percent on shipment increases of 47 percent year-over-year. Dell increased storage revenues 41 percent year-over-year. Shipment of servers increased 11 percent year-over-year, with strong growth in EMEA and APJ. Revenue for enhanced services was up 26 percent.
    Revenue for imaging products was up 17 percent year-over-year as Dell moved its focus from single-function inkjets to color laser and all-in-one inkjet printers. Consumable revenue continued to grow and contribute more to overall imaging revenue, driving stronger profitability.

    New Products Enhance Customer Experience

    Dell announced its first dual-core, widescreen notebook during the quarter, one of three new products that deliver previously unavailable features to enhance customers' experience in high-end gaming and mobile productivity. Dell announced the Inspiron E1705 with Intel Core(TM) Duo processors and a 17-inch display, the XPS 600 Renegade(TM) desktop gaming system and a 30-inch LCD monitor, all providing extreme performance. Dell XPS desktop and notebook shipments were up 20 percent year-over-year, which helped to drive a richer mix of product sold in the consumer business.

    About Dell

    Dell Inc. (NASDAQ:DELL) listens to customers and delivers innovative technology and services they trust and value. Uniquely enabled by its direct business model, Dell sells more systems globally every day than any computer company, placing it No. 28 on the Fortune
500. Company revenue for the last four quarters was $56 billion. For more information, visit www.dell.com. To get Dell news direct, visit www.dell.com/RSS.

    Special Note

    Statements in this press release that relate to future results and events (including statements about Dell's anticipated financial and operating performance) are forward-looking statements based on Dell's current expectations. Actual results in future periods could differ materially from those projected in these forward-looking statements because of a number of risks and uncertainties, including: general economic, business and industry conditions; the level and intensity of competition in the technology industry and the pricing pressures that have resulted; local economic and labor conditions, political instability, unexpected regulatory changes, trade protection measures, tax laws and fluctuations in foreign currency exchange rates; the ability to accurately predict product, customer and geographic sales mix; the ability to timely and effectively manage periodic product transitions; reliance on third-party suppliers for product components, including dependence on several single-source supplier relationships; the ability to effectively manage operating costs; the failure to attract and retain qualified personnel; the level of demand for the products and services Dell offers; the ability to manage inventory levels to minimize excess inventory, declining inventory values and obsolescence; and the effect of armed hostilities, terrorism, natural disasters and public health issues on the economy generally, on the level of demand for Dell's products and services and on Dell's ability to manage its supply and delivery logistics in such an environment. Additional discussion of these and other factors affecting Dell's business and prospects is contained in Dell's periodic filings with the Securities and Exchange Commission.

    Consolidated statements of income, financial position and cash flows follow.
    Dell is a trademark of Dell Inc.
    Dell disclaims any proprietary interest in the marks and names of others.


                              DELL INC.
  Condensed Consolidated Statement of Income and Related Financial
                              Highlights
                 (in millions, except per share data)
                             (unaudited)


                               Three Months Ended
                           ---------------------------
                                                       % Growth Rates
                                                       ---------------
                                                                  Yr.
                            Feb. 3,  Oct. 28, Jan. 28,            to
                             2006     2005(a)   2005   Sequential Yr.
                           --------- -------- -------- ---------------


Net revenue                 $15,183  $13,911  $13,457         9%  13%
Cost of revenue              12,474   11,322   10,962        10%  14%
Other product charges            --      338       --
                           --------- -------- --------
 Gross margin                 2,709    2,251    2,495        20%   9%
Selling, general and
 administrative               1,338    1,391    1,198       (4%)  12%
Research, development and
 engineering                    125      106      110        17%  13%
                           --------- -------- --------
  Total operating
   expenses                   1,463    1,497    1,308       (2%)  12%
                           --------- -------- --------
  Operating income            1,246      754    1,187        65%   5%
Investment and other
 income, net                     57       50       48        14%  19%
                           --------- -------- --------
Income before income
 taxes                        1,303      804    1,235        62%   6%
Income tax provision(b)         291      198      568        47% (49%)
                           --------- -------- --------
 Net income                  $1,012     $606     $667        67%  52%
                           ========= ======== ========

Earnings per common share:
 Basic                        $0.43    $0.25    $0.27
                           ========= ======== ========
 Diluted                      $0.43    $0.25    $0.26
                           ========= ======== ========

Weighted average shares
 outstanding:
  Basic                       2,350    2,395    2,485
  Diluted                     2,375    2,435    2,553

Percentage of Total Net
 Revenue:
---------
Gross margin                   17.8%    16.2%    18.5%
Selling, general and
 administrative                 8.8%    10.0%     8.9%
Research, development and
 engineering                    0.8%     0.8%     0.8%
Operating expenses              9.6%    10.8%     9.7%
Operating income                8.2%     5.4%     8.8%
Income before income
 taxes                          8.6%     5.8%     9.2%
Net income                      6.7%     4.4%     5.0%
Income tax rate(b)             22.3%    24.6%    46.0%

Net Revenue by Geographic
 Region (in billions):
----------------------
Americas                       $9.8     $9.2     $8.9         6%  10%
Europe                          3.7      3.1      3.1        19%  18%
Asia Pacific - Japan            1.7      1.6      1.5        10%  21%

Percentage of Total Net
 Revenue:
---------
Americas                         64%      66%      66%
Europe                           24%      22%      23%
Asia Pacific - Japan             12%      12%      11%

Net Revenue by Product
 Category (in billions):
------------------------
Desktop PCs                    $5.6     $5.1     $5.6        10%   1%
Mobility                        3.8      3.6      3.1         7%  22%
Servers and Networking          1.4      1.4      1.3         4%  10%
Storage                         0.6      0.5      0.4        30%  41%
Enhanced Services               1.4      1.2      1.1         8%  26%
Software and Peripherals        2.4      2.1      2.0         9%  22%

Percentage of Total Net
 Revenue:
---------
Desktop PCs                      37%      37%      42%
Mobility                         25%      26%      23%
Servers and Networking           10%      10%      10%
Storage                           4%       3%       3%
Enhanced Services                 9%       9%       8%
Software and Peripherals         15%      15%      14%

Note: Percentage growth rates and ratios are calculated based on underlying data in thousands.

(a) Results for the three months ended October 28, 2005 include charges aggregating $442 million ($338 million of other product charges and $104 million in selling, general and administrative expenses) related to the cost of servicing or replacing certain
OptiPlex(TM) systems that include a vendor part that failed to perform to Dell's specifications, workforce realignment, product rationalizations, excess facilities, and a write-off of goodwill. The related tax effects of these items was $104 million.

(b) Results for the three months ended January 28, 2005 include an income tax charge of $280 million related to the repatriation of earnings under the American Jobs Creation Act of 2004.


                              DELL INC.
  Condensed Consolidated Statement of Income and Related Financial
                              Highlights
                 (in millions, except per share data)
                             (unaudited)


                                        Year Ended
                                   ---------------------
                                                           % Growth
                                                             Rates
                                    Feb. 3,    Jan. 28,   -----------
                                    2006(a)     2005      Yr. to Yr.
                                   --------- -----------  -----------


Net revenue                         $55,908     $49,205          14%
Cost of revenue                      45,620      40,190          14%
Other product charges                   338          --
                                   --------- -----------
  Gross margin                        9,950       9,015          10%
Selling, general and
 administrative                       5,140       4,298          20%
Research, development and
 engineering                            463         463           0%
                                   --------- -----------
  Total operating expenses            5,603       4,761          18%
                                   --------- -----------
  Operating income                    4,347       4,254           2%
Investment and other income, net        227         191          19%
                                   --------- -----------
Income before income taxes            4,574       4,445           3%
Income tax provision(b)               1,002       1,402         (29%)
                                   --------- -----------
  Net income                         $3,572      $3,043          17%
                                   ========= ===========

Earnings per common share:
  Basic                               $1.49       $1.21
                                   ========= ===========
  Diluted                             $1.46       $1.18
                                   ========= ===========
Weighted average shares
 outstanding:
  Basic                               2,403       2,509
  Diluted                             2,449       2,568

Percentage of Total Net Revenue:
--------------------------------
Gross margin                           17.8%       18.3%
Selling, general and
 administrative                         9.2%        8.7%
Research, development and
 engineering                            0.8%        1.0%
Operating expenses                     10.0%        9.7%
Operating income                        7.8%        8.6%
Income before income taxes              8.2%        9.0%
Net income                              6.4%        6.2%
Income tax rate(b)                     21.9%       31.5%

Net Revenue by Geographic Region
 (in billions):
---------------
Americas                              $36.4       $32.9          11%
Europe                                 12.9        10.8          19%
Asia Pacific - Japan                    6.6         5.5          21%

Percentage of Total Net Revenue:
--------------------------------
Americas                                 65%         67%
Europe                                   23%         22%
Asia Pacific - Japan                     12%         11%

Net Revenue by Product Category
 (in billions):
---------------
Desktop PCs                           $21.1       $20.8           2%
Mobility                               14.1        11.8          19%
Servers and Networking                  5.4         4.9          11%
Storage                                 1.9         1.3          38%
Enhanced Services                       4.9         3.7          33%
Software and Peripherals                8.5         6.7          27%

Percentage of Total Net Revenue:
--------------------------------
Desktop PCs                              38%         42%
Mobility                                 25%         24%
Servers and Networking                   10%         10%
Storage                                   3%          3%
Enhanced Services                         9%          7%
Software and Peripherals                 15%         14%

Note: Percentage growth rates and ratios are calculated based on underlying data in thousands.

(a) Results for fiscal year 2006 include charges aggregating $442 million ($338 million of other product charges and $104 million in selling, general and administrative expenses) related to the cost of servicing or replacing certain OptiPlex(TM) systems that include a vendor part that failed to perform to Dell's specifications, workforce realignment, product rationalizations, excess facilities, and a write-off of goodwill recognized in the third quarter. The related tax effects of these items was $104 million. Fiscal year 2006 also includes an $85 million income tax benefit related to a revised estimate of taxes on the repatriation of earnings under the American Jobs Creation Act of 2004 recognized in the second quarter.

(b) Results for the year ended January 28, 2005 include an income tax charge of $280 million related to the repatriation of earnings under the American Jobs Creation Act of 2004 recorded in the fourth quarter.


                               DELL INC.
   Itemized Reconciliation between Net Income on a GAAP and Non-GAAP
                                 Basis
                 (in millions, except per share data)
                              (unaudited)


                                   Twelve Months Ended
                                    February 3, 2006
                     ----------------------------------------------
                                    Tax
                       GAAP(a)    Benefit    Charges     Non-GAAP
                     ----------- ---------- ----------- -----------
Net revenue             $55,908                            $55,908
Cost of revenue          45,620                             45,620
Other product
 charges                    338         --       ($338)         --
                     ----------- ---------- ----------- -----------
Gross margin              9,950         --         338      10,288
 Gross margin %            17.8%                              18.4%

Total operating
 expenses                 5,603         --        (104)      5,499
  % of Revenue             10.0%                               9.8%

                     ----------- ---------- ----------- -----------
Operating income          4,347         --         442       4,789
  Operating margin %        7.8%                               8.6%

Investment and other
 income, net                227                                227
                     ----------- ---------- ----------- -----------

Income before income
 taxes                    4,574         --         442       5,016

Income tax provision      1,002         85         104       1,191
  Effective tax rate       21.9%                              23.8%

                     ----------- ---------- ----------- -----------
Net income               $3,572       $(85)       $338      $3,825
                     =========== ========== =========== ===========
  % of Revenue              6.4%                               6.8%

Earnings per common
 share:
  Basic                   $1.49                              $1.59
                     ===========                        ===========
  Diluted                 $1.46                              $1.56
                     ===========                        ===========

Weighted average
 shares outstanding:
  Basic                   2,403                              2,403
  Diluted                 2,449                              2,449


                      Three Months Ended          Twelve Months Ended
                       January 28, 2005            January 28, 2005
                    ----------------------        --------------------
                              Tax    Non-                   Tax   Non-
                     GAAP(b) Charge  GAAP          GAAP(b) Charge GAAP
                    ----------------------        --------------------
Income before
 income taxes        $1,235        $1,235         $4,445       $4,445
Income tax
 provision              568  $(280)   288          1,402 $(280) 1,122
  Effective tax
   rate                46.0%         23.3%          31.5%        25.2%
                    ----------------------        --------------------
Net Income             $667   $280   $947         $3,043  $280 $3,323
                    ======================        ====================

Earnings per common
 share:
  Basic               $0.27         $0.38          $1.21        $1.32
                    ========       =======        =======      =======
  Diluted             $0.26         $0.37          $1.18        $1.29
                    ========       =======        =======      =======

Weighted average
 shares outstanding:
  Basic               2,485         2,485          2,509        2,509
  Diluted             2,553         2,553          2,568        2,568



(a) Results for fiscal year 2006 include charges aggregating $442 million ($338 million of other product charges and $104 million in selling, general and administrative expenses) related to the cost of servicing or replacing certain OptiPlex(TM) systems that include a vendor part that failed to perform to Dell's specifications, workforce realignment, product rationalizations, excess facilities, and a write-off of goodwill recognized in the third quarter. The related tax effects of these items was $104 million. Fiscal year 2006 also includes an $85 million income tax benefit related to a revised estimate of taxes on the repatriation of earnings under the American Jobs Creation Act of 2004 recognized in the second quarter.

(b) Results for the fourth quarter and year ended January 28, 2005 include an income tax charge of $280 million related to the repatriation of earnings under the American Jobs Creation Act of 2004.

Use of Non-GAAP Financial Information

This press release includes additional Non-GAAP measures of gross margin, operating expenses, operating income, income before income taxes, income tax provision, net income, earnings per share, and cash conversion cycle. These Non-GAAP measures have been adjusted to exclude costs of servicing or replacing certain OptiPlex(TM) systems, workforce realignment, product rationalizations, excess facilities, a write-off of goodwill and related tax effects recognized in the third quarter of fiscal year 2006. These Non-GAAP measures also exclude the income tax benefit related to the repatriation of earnings under the American Jobs Creation Act recorded in the second quarter of fiscal year 2006. Non-GAAP results for the fourth quarter and fiscal year ended January 28, 2005 exclude an income tax charge related to the repatriation of earnings under the American Jobs Creation Act of 2004. These adjustments to Dell's GAAP results are made with the intent of providing both management and investors a more complete understanding of the core underlying operational results and trends and Dell's marketplace performance. Management believes that these additional Non-GAAP measures provide a basis for which meaningful year-over-year operating performance comparisons can be made and are consistent with how senior management assesses the company's operating performance. The presentation of this additional information is not meant to be a substitute for financial statements prepared in accordance with generally accepted accounting principles in the United States.


                              DELL INC.
 Condensed Consolidated Statement of Financial Position and Related
                         Financial Highlights
      (in millions, except for "Ratios" and "Other information")
                             (unaudited)



                               February 3,  October 28,  January 28,
                                  2006         2005         2005
                              ------------ ------------ -------------
Assets:
-------
Current assets:
  Cash and cash equivalents        $7,042       $6,841        $4,747
  Short-term investments            2,016        2,440         5,060
  Accounts receivable, net          4,089        4,299         3,563
  Financing receivables,
   net(c)                           1,363          761           985
  Inventories, net                    576          582           459
  Other                             2,620        2,641         2,083
                              ------------ ------------ -------------
       Total current assets        17,706       17,564        16,897
Property, plant and
 equipment, net                     2,005        1,895         1,691
Investments                         2,691        2,952         4,294
Long-term financing
 receivables, net (c)                 325          221           199
Other non-current assets              382          242           134
                              ------------ ------------ -------------
       Total assets               $23,109      $22,874       $23,215
                              ============ ============ =============


Liabilities and Stockholders'
 Equity:
-----------------------------
Current liabilities:
  Accounts payable                 $9,840       $9,376        $8,895
  Accrued and other                 6,087        5,871         5,241
                              ------------ ------------ -------------
       Total current
        liabilities                15,927       15,247        14,136
Long-term debt                        504          504           505
Other non-current liabilities       2,549        2,302         2,089
                              ------------ ------------ -------------
       Total liabilities           18,980       18,053        16,730
Stockholders' equity                4,129        4,821         6,485
                              ------------ ------------ -------------
Total liabilities and
 stockholders' equity             $23,109      $22,874       $23,215
                              ============ ============ =============


Ratios:
-------
Days supply in inventory(b)             4            5             4
Days of sales outstanding(a)(c)        29           31            27
Days in accounts payable(b)            77           75            73
                              ------------ ------------ -------------
Cash conversion cycle                 (44)         (39)          (42)

Other Information:
------------------
Headcount (approximate)            65,200       63,700        55,200
Average total revenue/unit
 (approximate)                     $1,490       $1,520        $1,510


Note:  Ratios are calculated based on underlying data in thousands.

(a) Days of sales outstanding include the effect of product costs related to customer shipments not yet recognized as revenue that are classified in other current assets. At February 3, 2006, October 28, 2005 and January 28, 2005, days of sales in accounts receivable and days of customer shipment not yet recognized were 26 and 3 days, 28 and 3 days and 24 and 3 days, respectively.

(b) Days supply in inventory and days in accounts payable for the period ended October 28, 2005 have been calculated excluding $338 million of other product charges as the charges were not recognized in accounts payable. If these product charges were included, days supply in inventory would have been 4 days and days in accounts payable would have been 72 days.

(c) Financing receivables, net have been separately classified on the balance sheet as of February 3, 2006. Prior periods have been reclassified to conform to the current presentation. Days of sales outstanding have also been recalculated for all periods presented to reflect the reclassification of certain items previously included in accounts receivable to financing receivables.


                              DELL INC.
            Condensed Consolidated Statement of Cash Flows
                            (in millions)
                             (unaudited)



                                      Three Months      Twelve Months
                                          Ended             Ended
                                      --------------- ----------------
                                              February 3, 2006
                                      --------------------------------

Cash flows from operating activities:
 Net income                                  $1,012         $3,572
  Adjustments to reconcile net income
   to net cash provided
   by operating activities:
  Depreciation and amortization                 107            393
  Tax benefits from employee stock
   plans                                        108            261
  Effects of exchange rate changes on
   monetary assets and liabilities
   denominated in foreign currencies             46             70
  Other                                          84            188
 Changes in:
  Operating working capital                     179            (21)
  Non-current assets and liabilities             46            376
                                      -------------- -----------------
   Net cash provided by operating
    activities                                1,582          4,839

Cash flows from investing activities:
 Investments:
  Purchases                                  (2,800)        (7,562)
  Maturities and sales                        3,475         12,168
 Capital expenditures                          (221)          (728)
                                      -------------- -----------------
   Net cash provided by investing
    activities                                  454          3,878

Cash flows from financing activities:
 Purchase of common stock                    (1,999)        (7,249)
 Issuance of common stock under
  employee plans and other                      250          1,023
                                     --------------- --------------
   Net cash used in financing
    activities                               (1,749)        (6,226)

Effect of exchange rate changes on
 cash and cash equivalents                      (86)          (196)
                                     --------------- --------------
Net increase in cash and cash
 equivalents                                    201          2,295

Cash and cash equivalents at
 beginning of period                          6,841          4,747
                                     --------------- --------------
Cash and cash equivalents at end of
 period                                      $7,042         $7,042
                                     =============== ==============

    Additional supplemental information is available on our website at http://www.dell.com/downloads/global/corporate/conferences/ q4fy06_earnings_pres.pdf (Due to its length, this URL may need to be copied/pasted into your Internet browser's address field. Remove the extra space if one exists.)

    CONTACT: Dell, Round Rock
             Media Contacts:
             Jess Blackburn, 512-725-0187
             jess_blackburn@dell.com
             or
             Bob Pearson, 512-728-3256
             bob_pearson@dell.com
             or
             Investor Contacts:
             Lynn A. Tyson, 512-723-1130
             lynn_tyson@dell.com
             or
             Robert Williams, 512-728-7570
             robert_williams@dell.com